As filed with the Securities and Exchange Commission on June 18, 2008.

Registration Number 333-112200

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEA CONTAINERS LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0038412 (I.R.S. employer Identification No.)

22 Victoria Street

Hamilton HM 12, Bermuda

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laura Barlow

Chief Financial Officer and Chief Restructuring Officer

22 Victoria Street

Hamilton HM 12, Bermuda

(441) 295-2244

(Name. address, including zip code, and telephone number, including area code, of agent for service)

Not Applicable

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF UNSOLD SHARES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-112200) filed by Sea Containers Ltd. (“Sea Containers”) with the Securities and Exchange Commission on January 26, 2004, as amended on February 20, 2004 (the “Registration Statement”), which registered up to 2,200,000 shares of Sea Containers’ Class A common shares, par value $0.01 per share, along with 2,200,000 rights to purchase Sea Containers’ series A junior participating preferred shares (collectively, the “Shares”).

Sea Containers is no longer offering its Shares pursuant to the Registration Statement.  In accordance with the undertaking made by Sea Containers in the Registration Statement, Sea Containers hereby removes from registration all of its Shares pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on June 13, 2008.

SEA CONTAINERS LTD.

By:	/s/Laura Barlow
Name:	Laura Barlow
Title:	Chief Financial Officer and Chief Restructuring Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/Robert MacKenzie	Chief Executive Officer	June 13, 2008
Robert MacKenzie

/s/Laura Barlow	Chief Financial Officer	June 13, 2008
Laura Barlow

/s/Lisa Clement	Controller	June 13, 2008
Lisa Clement

/s/John D. Campbell	Director*	June 13, 2008
John D. Campbell

/s/W. Murray Grindrod	Director*	June 13, 2008
W. Murray Grindrod

/s/Robert M. Riggs	Director*	June 13, 2008
Robert M. Riggs

/s/Charles N.C. Sherwood	Director*	June 13, 2008
Charles N.C. Sherwood

*  These directors represent at least a majority of the Board of Directors.